Exhibit 107.1
Calculation of Filing Fee Table
Form S-3
(Form Type)
Dorian LPG Ltd.
Table 1: Newly Registered Securities and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to be Paid	Newly Registered Securities
	Equity	Common shares, par value $0.01 per share	Rule 457(o)	(1)	(2)	(3)	—	(4)
	Equity	Preferred shares, par value $0.01 per share	Rule 457(o)	(1)	(2)	(3)	—	(4)
	Debt	Debt securities(5)	Rule 457(o)	(1)	(2)	(3)	—	(4)
	Other	Warrants(6)	Rule 457(o)	(1)	(2)	(3)	—	(4)
	Other	Purchase Contracts(7)	Rule 457(o)	(1)	(2)	(3)	—	(4)
	Other	Rights(8)	Rule 457(o)	(1)	(2)	(3)	—	(4)
	Other	Units(9)	Rule 457(o)	(1)	(2)	(3)	—	(4)
	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(2)	$500,000,000 (3)	0.0000927	$46,350 (4)
	Equity	Common shares, par value $0.01 per share	Rule 457(c)	2,867,618 (10)	$16.70 (11)	$47,889,220.60	0.0000927	$4,439.33 (12)
Fees Previously Paid	—	—	—	—	—	—	—	—
	Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$547,889,220.60	0.0000927	$50,789.33
	Total Fees Previously Paid							$0
	Total Fee Offsets							$60,600 (2)
	Net Fee Due							$0

1.
Such amount in U.S. dollars as shall result in an aggregate public offering price for all securities of $500,000,000. Also includes such indeterminate amount of debt securities, common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

2.
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II.D of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Dorian LPG Ltd. pursuant to this registration statement exceed $500,000,000.  Dorian LPG Ltd. has previously paid $60,600 with respect to $500,000,000 aggregate initial offering price of securities previously registered and remaining unissued under the Registration Statement on Form S-3 (333-233104), filed by Dorian LPG Ltd. on August 7, 2019. Dorian LPG Ltd. has previously paid $50,350 with respect to $500,000,000 aggregate initial offering price of securities previously registered and remaining unissued under the Registration Statement on Form S-3 (333-208375), filed by Dorian LPG Ltd. on December 7, 2015. Pursuant to Rule 457(p), such unutilized filing fees are being applied to the filing fee payable pursuant to this Registration Statement.

3.
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

4.	Calculated in accordance with Rule 457(o) under the Securities Act of 1933 to be $46,350, which is equal to 0.0000927 multiplied by the proposed maximum aggregate offering price of $500.000.000.
5.
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

6.	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
7.	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
8.	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
9.
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000. Units may consist of any combination of the securities offered by Dorian LPG Ltd. registered hereunder.

10.
Pursuant to Rule 416 under the Securities Act of 1933, the common shares being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions or as a result of the operation of anti-dilutive provisions and adjustments to conversion ratios.

11.	Pursuant to Rule 457(c), the offering price and registration fee are computed on the average of the high and low prices for the common shares on the New York Stock Exchange on August 3, 2022.
12.	Determined in accordance with Section 6(b) of the Securities Act to be $4,439.33, which is equal to 0.0000927 multiplied by the proposed maximum aggregate offering price of $47,889,220.60.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Source
Rule 457(p)
Fee Offset Claims	Dorian LPG Ltd.	S-3	333-233104	August 7, 2019		$10,250	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$500,000,000
Fee Offset Source	Dorian LPG Ltd.	S-3	333-233104		August 7, 2019						$10,250
Fee Offset Claims	Dorian LPG Ltd.	S-3	333-208375	December 7, 2015		$50,350	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$500,000,000
Fee Offset Source	Dorian LPG Ltd.	S-3	333-208375		December 7, 2015						$50,350

(1)
Pursuant to Rule 457(p) under the Securities Act, the Registration Statement on Form S-3 (File. No. 333-233104) and the offering of the unsold securities registered under such prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.